UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2015

Green Brick Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33530	20-5952523
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2805 Dallas Parkway, Suite 400 Plano, Texas	75093
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (469) 573-6755

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 30, 2015, Green Brick Partners, Inc., a Delaware corporation (the “Company”), as borrower, entered into a loan agreement (the “Loan Agreement”) with Inwood National Bank, a national banking association (the “Lender”), JBGL Mustang, LLC, a Texas limited liability company, JBGL Exchange, LLC, a Texas limited liability company, JBGL Chateau, LLC, a Texas limited liability company, Johns Creek 206, LLC, a Georgia limited liability company (collectively, the “Grantors”) and JBGL Builder Finance, LLC, a Texas limited liability company (“JBGL Builder” and, together with the Grantors, the “Guarantors”), such Guarantors being subsidiaries of the Company. The Loan Agreement, which replaces the existing $25.0 million line of credit with the Lender (the “Prior Loan Agreement”), provides for a revolving credit facility in the principal amount of up to $50.0 million, subject to a borrowing base limitation equal to the sum of fifty percent (50%) of the total value of land and sixty percent (60%) of the total value of lots owned by the Grantors, each as determined by an independent appraiser, with the value of land being restricted from being more than fifty percent (50%) of the borrowing base. As of August 5, 2015, the Company had approximately $21.0 million outstanding under the Loan Agreement, which includes amounts that were used to repay all outstanding indebtedness under the Prior Loan Agreement.

As set forth in the note evidencing the amounts borrowed under the Loan Agreement (the “Note”), the outstanding borrowings bear interest at a floating rate per annum equal to the rate announced by Bank of America, N.A., from time to time, as its “Prime Rate” (the “Index”) with such adjustments to the interest rate being made on the effective date of any change in the Index. Notwithstanding the foregoing, the interest may not, at any time, be less than four percent (4%) per annum or more than the lesser amount of eighteen percent (18%) and the highest maximum rate allowed by applicable law. Beginning on August 30, 2015 and continuing on the thirtieth (30th) day of each consecutive month thereafter until July 30, 2017 (the “Maturity Date”), the Company must pay interest on the unpaid principal amount. The entire unpaid principal balance and any accrued but unpaid interest is due and payable on the Maturity Date.

The amounts outstanding under the Loan Agreement are secured by mortgages on real property and security interests in certain personal property (to the extent that such personal property is connected with the use and enjoyment of the real property) that is owned by the Grantors, including land owned in John’s Creek, Georgia, Allen, Texas, and Carrollton, Texas. The amounts outstanding under the Loan Agreement are also guaranteed by the Guarantors, pursuant to a guaranty agreement, dated as of July 30, 2015 (the “Guaranty Agreement”).

The Loan Agreement contains negative covenants, which include, among other things, restrictions on the Company’s ability to: transfer, pledge or encumber a controlling interest in any Grantor; transfer or dispose of property; grant liens in property; and liquidate, dissolve or enter into any consolidation, merger or other combination in which the Company or any Grantor’s separate identity would cease.

The Loan Agreement contains affirmative covenants, which, among other things, require the Company to: maintain its existence; pay taxes; maintain full and accurate accounts and records; provide the Lender with quarterly and annual financial statements and compliance certificates; provide notice of certain material litigation and defaults under material agreements; provide notice of any defaults under any other loan agreements with any other lender, maintain all property that is material to the business of the Company and the Grantors; pay certain costs, expenses and fees incurred by Lender; and indemnify the Lender against certain losses.

Additionally, beginning September 30, 2015 and each quarter-end thereafter, the Company must maintain: a Tangible Net Worth (as defined in the Loan Agreement) of not less than $250 million; a Maximum Consolidated Leverage Ratio (as defined in the Loan Agreement) of not greater than 1.25 to 1 and an Interest Coverage Ratio (as defined in the Loan Agreement) of not less than 2.0 to 1. Each of the financial measures is based upon the Company’s financial statements which, as described above, are required to be provided to the Lender pursuant to the Loan Agreement.

The Loan Agreement also includes customary events of default, including, among other things: non-payment; breach of any covenant; breach of any representation or warranty; the creation of any lien or encumbrance on any property for an amount in excess of twenty-five thousand dollars that is not paid or bonded within a certain thirty or forty-five days, respectively; the loss or sale of all or any portion of property except as otherwise permitted under the loan documents; and the commencement of insolvency proceedings.

The preceding summary of the Loan Agreement, the Note, the Guaranty Agreement and the related deeds of trust and security agreements is qualified in its entirety by reference to the full text of such documents, copies of which are attached hereto as Exhibit 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7, respectively, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit
10.1	Loan Agreement, dated as of July 30, 2015, by and among Green Brick Partners, Inc., Inwood National Bank, JBGL Mustang, LLC, JBGL Exchange, LLC, JBGL Chateau, LLC, Johns Creek 206, LLC and JBGL Builder Finance, LLC.

10.2	Revolving Line of Credit Note, dated as of July 30, 2015, issued by Green Brick Partners, Inc. in favor of Inwood National Bank.

10.3	Guaranty Agreement, dated as of July 30, 2015, by and among JBGL Mustang, LLC, JBGL Chateau, LLC, JBGL Exchange, LLC, JBGL Builder Finance, LLC, and Johns Creek 206, LLC.

10.4	Deed of Trust and Security Agreement, dated as of July 30, 2015, by JBGL Mustang, LLC, as grantor, to Gary L. Tipton, as trustee, for the benefit of Inwood National Bank.

10.5	Deed of Trust and Security Agreement, dated as of July 30, 2015, by JBGL Exchange, LLC, as grantor, to Gary L. Tipton, as trustee, for the benefit of Inwood National Bank.

10.6	Deed of Trust and Security Agreement, dated as of July 30, 2015, by JBGL Chateau, LLC, as grantor, to Gary L. Tipton, as trustee, for the benefit of Inwood National Bank.

10.7	Deed to Secure Debt, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of July 30, 2015, by Johns Creek 206, LLC, as grantor, to Inwood National Bank, as grantee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN BRICK PARTNERS, INC.

By:	/s/ Richard A. Costello
Name:	Richard A. Costello
Title:	Chief Financial Officer

Date: August 5, 2015

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	Loan Agreement, dated as of July 30, 2015, by and among Green Brick Partners, Inc., Inwood National Bank, JBGL Mustang, LLC, JBGL Exchange, LLC, JBGL Chateau, LLC, Johns Creek 206, LLC and JBGL Builder Finance, LLC.

10.2	Revolving Line of Credit Note, dated as of July 30, 2015, issued by Green Brick Partners, Inc. in favor of Inwood National Bank.

10.3	Guaranty Agreement, dated as of July 30, 2015, by and among JBGL Mustang, LLC, JBGL Chateau, LLC, JBGL Exchange, LLC, JBGL Builder Finance, LLC, and Johns Creek 206, LLC.

10.4	Deed of Trust and Security Agreement, dated as of July 30, 2015, by JBGL Mustang, LLC, as grantor, to Gary L. Tipton, as trustee, for the benefit of Inwood National Bank.

10.5	Deed of Trust and Security Agreement, dated as of July 30, 2015, by JBGL Exchange, LLC, as grantor, to Gary L. Tipton, as trustee, for the benefit of Inwood National Bank.

10.6	Deed of Trust and Security Agreement, dated as of July 30, 2015, by JBGL Chateau, LLC, as grantor, to Gary L. Tipton, as trustee, for the benefit of Inwood National Bank.

10.7	Deed to Secure Debt, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of July 30, 2015, by Johns Creek 206, LLC, as grantor, to Inwood National Bank, as grantee.